Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VI

3/31

First Trust Nasdaq Oil & Gas ETF	07/31/2022
First Trust Nasdaq Food & Beverage ETF	07/31/2022
First Trust Nasdaq Retail ETF	07/31/2022
First Trust Nasdaq Bank ETF	07/31/2022
First Trust Nasdaq Transportation ETF	07/31/2022
First Trust Nasdaq Pharmaceuticals ETF	07/31/2022
First Trust Nasdaq Semiconductor ETF	07/31/2022
Developed International Equity Select ETF	07/31/2022
Emerging Markets Equity Select ETF	07/31/2022
Large Cap US Equity Select ETF	07/31/2022
Mid Cap US Equity Select ETF	07/31/2022
Small Cap US Equity Select ETF	07/31/2022
US Equity Dividend Select ETF	07/31/2022
First Trust S-Network Streaming & Gaming ETF	05/24/2023
First Trust S-Network Healthcare Technology ETF	05/24/2023

9/30

Multi-Asset Diversified Income Index Fund	01/31/2022
First Trust NASDAQ Technology Dividend Index Fund	01/31/2022
First Trust S&P International Dividend Aristocrats ETF	01/31/2022
First Trust BuyWrite Income ETF	01/31/2022
First Trust Hedged BuyWrite ETF	01/31/2022
First Trust Rising Dividend Achievers ETF	01/31/2022
First Trust Dorsey Wright Focus 5 ETF	01/31/2022
First Trust RBA American Industrial Renaissance® ETF	01/31/2022
First Trust Dorsey Wright Momentum & Dividend ETF	01/31/2022
First Trust Dorsey Wright International Focus 5 ETF	01/31/2022
First Trust Dorsey Wright Dynamic Focus 5 ETF	01/31/2022
First Trust SMID Cap Rising Dividend Achievers ETF	01/31/2022
First Trust Indxx Innovative Transaction & Process ETF	01/31/2022
First Trust Nasdaq Artificial Intelligence and Robotics ETF	01/31/2022
First Trust Dorsey Wright Momentum & Value ETF	01/31/2022
First Trust Dorsey Wright Momentum & Low Volatility ETF	01/31/2022
First Trust International Developed Capital Strength ETF	12/14/2022

12/31

First Trust Dorsey Wright DALI 1 ETF	04/30/2022